EXHIBIT 21.1
SUBSIDIARIES OF INNOPHOS HOLDINGS, INC.

Company	Ownership*	Jurisdiction
Innophos Holdings, Inc.		Delaware
Innophos Investments Holdings, Inc.	Innophos Holdings, Inc.	Delaware
Innophos Investments III, LLC	Innophos Netherlands Investments Holdings C.V.	Delaware
Innophos, Inc.	Innophos Investments II, Inc.	Delaware
Woody IV, LLC	Innophos Investments II, Inc.	Utah
AMT Labs, Inc.	Innophos, Inc.	Delaware
Triarco Industries, LLC	Innophos, Inc.	Delaware
Innophos Canada, Inc.	Innophos Canada Holdings B.V.	Ontario, Canada
Innophos Mexico Holdings, LLC	Innophos International Holdings B.V.	Delaware
Innophos (Hong Kong) Limited	Innophos Netherlands Holdings B.V.	Hong Kong (China)
Innophos (Gibraltar) Holdings Limited	Innophos, Inc.	Gibraltar
Innophos International Holdings B.V.	Innophos Netherlands Holdings B.V.	Netherlands
Kelatron Corporation	Innophos, Inc.	Delaware
Innophos (Taicang) Food Ingredients Manufacturing Co., Ltd.	Innophos (Hong Kong) Limited	China
Innophos (Taicang) Trading Co., Ltd.	Innophos (Hong Kong) Limited	China
Innophos (Gibraltar) Limited	Innophos (Gibraltar) Holdings Limited	Gibraltar
Innophos Netherlands Investments Holdings C.V.	Innophos (Gibraltar) Holdings Limited	Netherlands
Innophos Netherlands Holdings B.V.	Innophos Netherlands Investments Holdings C.V.	Netherlands
Innophos Canada Holdings B.V.	Innophos Netherlands Holdings B.V.	Netherlands
Innophos Mexicana, S. de R.L. de C.V.	Innophos Mexico Holdings, LLC	Mexico
Innophos TGI, S. R.L. de C.V.	Innophos Mexicana, S. de R.L. de C.V.	Mexico
Innophos Servicios de Mexico, S. de R.L. de C.V.	Innophos Mexicana, S. de R.L. de C.V.	Mexico
Innophos Explotación de Fosforitas, S.A. de C.V.	Innophos Mexicana, S. de R.L. de C.V.	Mexico
Fosforitas del Pacifico, S.A. de C.V.	Innophos Mexicana, S. de R.L. de C.V.	Mexico
Innophos Fosforitas SD, S.A. de C.V.	Innophos Mexicana, S. de R.L. de C.V.	Mexico
Innophos Fosfatados De Mexico, S. de R.L. de C.V.	Innophos TGI, S. R.L. de C.V.	Mexico
Innophos, SRL	Innophos Netherlands Holdings B.V.	Argentina
Innophos Germany GmBH	Innophos Netherlands Holdings B.V.	Germany
Innophos Brasil Importacao	Innophos Netherlands Holdings B.V.	Brazil
Chelated Minerals International, LLC	Kelatron Corporation	Delaware

•	*100% by direct parent, except in Mexico, Innophos Netherlands Investments Holdings C.V. and Innophos, SRL where minority qualifying interests are held by other affiliates.